AMENDMENT TO THE
MUTUAL.COM’S SERVICING AGREEMENTS

THIS AMENDMENT dated as of this 11 day of January, 2006, to the Transfer Agent Servicing Agreement, Fund Administration Servicing Agreement, Fund Accounting Servicing Agreement, Custody Agreement and Distribution Agreement, dated as of August 29, 2005, respectively, (the "Agreements"), is entered by and between MUTUALS.com, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC,  a Wisconsin limited liability company ("USBFS"), U.S. Bank National Association, a national banking association (the “Custodian”) and Quasar Distributors, LLC,  a Delaware limited liability company (the “Distributor”).

Effective January 1, 2006, the fee schedules of the Agreements are hereby superceded and replaced with the respective fee schedules attached hereto.  Except to the extent supplemented hereby, the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

MUTUALS.COM	U.S. BANCORP FUND SERVICES, LLC

By: /s./ Joseph Neuberger	By: /s/ Joe D. Redwine

Name: Joseph Neuberger	Name: Joe D. Redwine
Title: Chairman	Title: President

U.S. BANK, N.A.	QUASAR DISTRIBUTORS, LLC

By: /s./ Joe D. Redwine	By: /s/ James Schoenike

Name: Joe D. Redwine	Name: James Schoenike
Title: Senoir Vice President	Title: President

MUTUALS.com Effective 1/1/2006 TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)

          ¨ Open Accounts $_____/account
          ¨ Closed Accounts $_____/account
          ¨ Matrix Level 3 $_____/account
Annual Minimum
          ¨ $_____ Vice Fund
          ¨ $_____ Generation Wave Growth Fund

Activity Charges
          ¨ Telephone Calls - $_____/call
          ¨ VRU Calls-$_____/call
          ¨ AML Base Service (excluding Network Level 3)
               0-999 accounts- $_____/year
               1,000-4,999 accounts- $_____/year
               5,000-9,999 accounts- $_____/year
               10,000 + accounts- $_____/year
          ¨ AML New Account Service - $_____/new domestic
              accounts and $_____/new foreign account
          ¨ ACH/EFT Shareholder Services:
               $_____/month/fund group
               $_____/ACH item, setup, change
               $_____/correction, reversal
          ¨ Omnibus Account Transactions
              ¨ $_____each – first 100 transactions
              ¨ $_____ each – next 400 transactions
              ¨ $_____ each – next 1,500 transactions
              ¨ $_____ each – next 3,000 transactions
              ¨ $_____ each – balance of transactions
          ¨ CCO Support Services - $_____ per year*
          ¨ 401(k) Daily Valuation Trades - $ _____ /trade

Out-of-pocket Costs - Including but not limited to:
          ¨ Telephone toll-free lines, call transfers, etc.
          ¨ Mailing, sorting and postage
          ¨ Stationery, envelopes
          ¨ Programming, special reports
          ¨ Insurance, record retention, microfilm/fiche
          ¨ Proxies, proxy services
          ¨ Lost shareholder search
          ¨ ACH fees
          ¨ NSCC charges
          ¨ All other out-of-pocket expenses
          ¨ Disaster recovery – per open account

* Subject to CPI increase, Milwaukee MSA.

Qualified Plan Fees (Billed to Investors)
¨ $_____ /qualified plan acct (Cap at $30.00/SSN)
¨ $_____ /Coverdell ESA acct (Cap at $30.00/SSN)
¨ $_____ /transfer to successor trustee
¨ $_____ /participant distribution (Excluding SWPs)
¨ $_____ /refund of excess contribution
Shareholder Fees (Billed to Investors)
¨ $_____ /outgoing wire transfer
¨ $_____ /overnight delivery
¨ $_____ /telephone exchange
¨ $_____ /return check or ACH
¨ $_____ /stop payment
¨ $_____ /research request per account (Cap at $_____/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   VRU Maintenance- $_____/month/CUSIP
2.   Average Cost - $_____ /account/year
3.   Selects - $_____ per select
4.   ReportSource - $_____ /month – Web reporting
5.   Extraordinary services – charged as incurred
                ¨ Development/Programming - $_____ /hour
                ¨ Conversion of Records – Estimate to be provided
                ¨ Custom pr ocessing, re-processing

MUTUALS.com Effective 1/1/2006 FUND ACCOUNTING SERVICES FEE SCHEDULE

Vice Fund & Generation Wave Growth Fund*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance

CCO Support Services - $_____ per year*

Fees are billed monthly.
* Annual fee
* Subject to CPI increase, Milwaukee MSA.

Multiple Classes*
Priced separately.

Conversion and extraordinary services quoted separately.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
· $_____  Domestic and Canadian Equities
· $_____  Options
· $_____  Corp/Gov/Agency Bonds
· $_____  CMO's
· $_____  International Equities and Bonds
· $_____  Municipal Bonds
· $_____  Money Market Instruments
· $_____ /fund/month - Mutual Fund Pricing
· $_____ /equity Security/Month Corporate Actions
· $_____ /month Manual Security Pricing (>10/day)
· Factor Services (BondBuyer)
    · $_____ /CMO/month
    · $_____  /Mortgage Backed/month
    · $_____ /month Minimum Per Fund Group

MUTUALS.com Effective 1/1/2006 FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE

Vice Fund & Generation Wave Growth Fund *
Annual Fee Based Upon Market Value
_____ basis points on the first $_____
 _____ basis points on the next $_____
 _____ basis points on the balance
 Minimum annual fee:  $_____

CCO Support Services - $_____ per year*

Conversion and extraordinary services quoted separately.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel:
· _____ basis point at each level
· $_____ additional minimum

Plus out-of-pocket expenses, including but not limited to:
· Postage, Stationery
· Programming, Special Reports
· Proxies, Insurance
· EDGAR filing
· Retention of records
· Federal and state regulatory filing fees
· Certain insurance premiums
· Expenses from board of directors meetings
· Auditing and legal expenses
· Blue Sky conversion expenses (if necessary)
· All other out-of-pocket expenses

MUTUALS.com Effective 1/1/2006 DOMESTIC CUSTODY SERVICES FEE SCHEDULE

Annual Fee Based Upon Market Value*
Minimum annual fee per fund - $_____
_____ basis point Annually

CCO Support Services - $_____ per year*

Portfolio Transaction Fees
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per US Bank repurchase agreement transaction
$_____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$_____ per portfolio transaction processed through our New York custodian definitive security (physical)
$_____ per principal paydown
$_____ per option/future contract written, exercised or expired
$_____ per Cedel/Euroclear transaction
$_____ per mutual fund trade
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per short sale
$_____ per segregated account per year

· A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
· No charge for the initial conversion free receipt.
· Overdrafts – charged to the account at prime interest rate plus _____.
· Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

MUTUALS.com Effective 1/1/2006 E-COMMERCE & INTERNET SERVICES FEE SCHEDULE

FAN WEB – Shareholder internet access to account information and transaction capabilities.  Internet service is connected directly to the fund group’s web site through a transparent hyperlink.  Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.
· Annual Base Fee - $_____ per year
          Activity (Session) Fees:
    · Inquiry - $_____per event
    · Account Maintenance - $_____ per event
    · Transaction – financial transactions, reorder statements, etc. - $_____ per event
    · New Account Set-up - $_____per event

MUTUALS.com Effective 1/1/2006 PROSPECT SERVICING / LITERATURE FULFILLMENT FEE SCHEDULE

Fulfillment Services  - Full Service

· Account Management – $_____/month

(Service includes account management, lead reporting and database administration).

· Order Processing - $_____/per order

(Assessed for each order shipped by US Bancorp Fund Services.)

Fees are billed monthly.

All fees are billed monthly plus out-of-pocket expenses,  including, but not limited to:
· Customized reporting development
· Postage, stationery
· Programming, special reports
· Retention of records
· File transmission charges
· Legal expenses
· All other out-of-pocket expenses

MUTUALS.com Effective 1/1/2006 QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE

Advertising Compliance Review/NASD Filings
· $_____ per job for the first 10 pages (minutes if tape or video); $_____ per page (minute if tape or video) thereafter (includes NASD filing fee)
· Non-NASD filed materials, e.g. Internal Use Only Materials
   $_____ per job for the first 10 pages (minutes if tape or video)
· NASD Expedited Service for 3 Day Turnaround
    $_____ for the first 10 pages (minutes if audio or video); $_____ per page (minute if audio or video) thereafter.  (Comments are faxed.  NASD may not accept expedited request.)

Licensing of Investment Advisor’s Staff (if required)
· $_____ per year per registered representative
· Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
· Plus any NASD and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets
· Design - $_____ per fact sheet, includes first production
· Production - $_____ per fact sheet per production period
· All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

· CCO support services - $_____per year*

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, without limitation:
· typesetting, printing and distribution of Prospectuses and shareholder reports
· production, printing, distribution and placement of advertising and sales literature and materials
· engagement of designers, free-lance writers and public relations firms
· long-distance telephone lines, services and charges
· postage
· overnight delivery charges
· NASD registration fees
(NASD advertising filing fees are included in Advertising Compliance Review section above)
· record retention
· travel, lodging and meals

Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.